SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549




                                   FORM 8-K/A
                                (AMENDMENT NO. 2)
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported):  December 22, 1997


                          Pacific Scientific Company
             (Exact name of registrant as specified in its charter)


                                  California
                 (State or other jurisdiction of incorporation)


            1-7744                                94-0744970
    Commission File Number            (IRS Employer Identification No.)

       620 Newport Center Drive, Suite 700
       Newport Beach, California                                92660
    (Address of principal executive offices)                   (Zip Code)


                                  (714) 720-1714
                         Registrant's Telephone Number






         Item 5.  Other Events.

                   This amendment amends and supplements the Registration Statement on Form 8-K, as filed with the Securities and Exchange Commission on December 22, 1997, with respect to the rights (the "Rights") issued pursuant to the Preferred Share Purchase Rights Agreement (the "Rights Agreement"), by and between the Company and ChaseMellon Shareholder Services, L.L.C. as rights agent (the "Rights Agent"), dated as of December 21, 1997 (the "Rights Agreement").

                   The Company has determined and announced that the record date relating to the Rights to be distributed to holders of Common Stock pursuant to the Rights Agreement will be December 29, 1997. A letter agreement between the Company the Rights Agent, and a press release relating to such matter are attached hereto as Exhibits 3 and 4 and are incorporated herein by reference.


         Item 7.  Exhibits.

                   Item 7 is hereby amended and supplemented by adding thereto the following:

         Exhibit 3. Letter agreement, dated as of December 22, 1997, by and between the Company and the Rights Agent.

         Exhibit 4.     Press Release issued by the Company on
                        December 22, 1997 with respect to the record date for the Rights.





                                   SIGNATURE



                   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed, thereunto duly authorized.


         Dated:  December 23, 1997

                                      PACIFIC SCIENTIFIC COMPANY



                                      By: /s/ Lester Hill
                                          Name: Lester Hill
                                          Title:Chairman and Chief
                                                Executive Officer





                                  EXHIBIT LIST




         Exhibit 3.    Letter agreement, dated as of December 22,
                       1997, by and between the Company and the Rights
                       Agent.

         Exhibit 4. Press Release issued by the Company on December 22, 1997 with respect to the record date for the Rights.